UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 26, 2011

CHATHAM LODGING TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34693	27-1200777
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

50 Cocoanut Row, Suite 216, Palm Beach, Florida		33480
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(561) 802-4477

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 26, 2011, Chatham Lodging Trust (the “Company”) held its Annual Meeting of Shareholders. The matters on which the shareholders voted, in person or by proxy were:

(i)	for the election of the Trustees of the Company to serve until our 2012 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(ii)	the ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2011;

(iii)	approval, in an advisory and non-binding vote, of the compensation of the Company’s named executive officers; and

(iv)	to recommend in an advisory and non-binding vote, whether a non-binding shareholder vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.

All of the nominees were elected, the ratification to select the independent registered public accountants was approved, the compensation of the Company’s named executive officers was approved, and one year was the frequency of executive compensation votes recommended by shareholders. The results of the voting were as follows:

Trustee	Votes For	Votes Against/Withheld	Abstain	Broker Non-Votes
Jeffrey H. Fisher	12,085.039	302,378	0	421,713
Miles Berger	12,081,786	305,991	0	421,713
Thomas J. Crocker	12,232,428	155,349	0	421,713
Jack P. DeBoer	12,347,988	39,789	0	421,713
Glen R. Gilbert	12,352,988	34,889	0	421,713
C. Gerald Goldsmith	11,960,326	427,451	0	421,713
Robert Perlmutter	12,352,988	34,889	0	421,713
Rolf E. Ruhfus	12,353,988	33,889	0	421,713
Joel F. Zemans	12,087,686	300,091	0	421,713

Ratification of the selection of independent registered public accountants:

Votes For	Votes Against	Abstentions
12,466,608	34,765	308,657

Approval of compensation of named executive officers:

Votes For	Votes Against	Abstentions
11,606,091	781,686	0

Recommendation of the frequency of executive compensation voting:

3 Years	2 Years	1 Year	Abstentions
2,778,944	861,780	8,747,028	25

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

May 26, 2011	By:	Dennis M. Craven

Name: Dennis M. Craven
Title: Chief Financial Officer